                              Dated March 29, 2005

                              AMENDED AND RESTATED

                                 LOAN AGREEMENT

                       AMENDED AND RESTATED LOAN AGREEMENT

                                     between

(1)    INVESTCORP TECHNOLOGIES VENTURES L.P., West Wind Building, P.O. Box 1111,
       Grand Cayman, Cayman Islands

                                         - hereinafter referred to as "LENDER" -

                                       and

(2)    WILLTEK COMMUNICATIONS GMBH, Gutenbergstra(beta)e 2 - 4, 85737 Ismaning

                                       - hereinafter referred to as "BORROWER" -

(3)    WIRELESS TELECOM GROUP INC., Parsippany, New Jersey

                                       - - hereinafter referred to as "PARENT" -

1      LOAN

       1.1    Lender shall make available to Borrower a loan in the principal amount of up to

              1.1.1  (euro)3,500,000 (in words: Euro three million five hundred thousand), plus

              1.1.2  the interest accrued under the loan agreement of March 12,
                     2003 between the Borrower and the Lender, in the time
                     period ending on the closing of the envisaged sale of all
                     shares in the Borrower from the Lender and its
                     co-shareholder to the Parent as defined in the respective
                     Stock Purchase Agreement (hereinafter the "CLOSING");

              1.1.3  the Euro amount pursuant to Section 1.1.1 and 1.1.2 above, shall be converted into USD at the exchange rate applicable on the Closing.

              (hereinafter the "PRINCIPAL").

       1.2    The full Principal amount shall be lent by Lender to Borrower on the Closing.

       1.3    The purpose of the loan is to refinance the current EUR 3.5 million face value loan plus accrued interest referred to in section 1.1.2 above.

2      INTEREST

       2.1    The amount of the Principal paid to Borrower shall bear simple interest in the amount of 4.0 % p.a., which shall be calculated on the basis of a 365-day year.

       2.2    The interest shall be payable upon repayment of the Principal as provided for in Section 3 below. The interest shall, however, be accrued at the end of each calendar quarter.

3      REPAYMENT

       3.1    The Principal and all accrued interest shall be repayable by
              Borrower to Lender on 31 December 2006 (such repayment hereinafter
              "REPAYMENT"):

              3.1.1

       3.2    The Repayment shall be made by wire transfer into the account of
              Lender listed below and shall be credited to the account on the due dates reflected in the repayment schedule. The Lender's account details are:

                      JPMORGAN CHASE BANK
                      4 Chase Metro Tech Center, 7th Floor
                      Brooklyn, NY 11245 USA
                      SWIFT ID (CHASUS33)
                      ABA number 021-000-021

                      For account of Investcorp Bank B.S.C.,
                      account no.544-7-07207
                      SWIFT ID (INVCBHBM)
                      for further credit to: Investcorp Technology Ventures L.P.

       3.3    Borrower is entitled to repay the entire outstanding amount of the
              Principal (including all accrued interest to date) without penalty at any time.

4      TERMINATION

       4.1    The Lender may terminate this loan in writing in case of an Event of Default as defined in Section 5 below at any time.

       4.2    The Lender may terminate this loan in writing with a four-week notice period:

              4.2.1  in case of a merger, acquisition, sale of voting control, sale of substantially all of the assets of the Parent in
                     which the persons who at the date of this agreement are
                     shareholders of the Borrower (the "Shareholders") own less than 15% of the outstanding shares of the surviving entity, or in case of a sale or exclusive license of all or
                     substantially all of the Borrower's or the Parent's
                     intellectual property rights given that the Lender has not expressed his prior consent to such transactions, or

              4.2.2  in case the Parent undertake a primary issuance of stock with the net cash proceeds in excess of $15.0 million, or

              4.2.3  in case the Parent or any of its subsidiaries sell any assets with a total net cash proceed in excess of $4.0
                     million,

              4.2.4  in case the Parent and its consolidated subsidiaries incur or guarantee additional indebtedness not outstanding on the date of this loan agreement or shall replace any
                     indebtedness in excess of $4.0 million, or

              4.2.5  in the case the Parent and its subsidiaries record a month end cash and cash equivalent balance in excess of $18
                     million.

              4.2.6

       4.3    Upon a termination, the entire outstanding amount of the Principal
              (including interest) shall be due and payable by Borrower to
              Lender immediately without any further notice being required.

       4.4    Borrower shall, promptly and in any event within three business days of becoming aware of such event, give Lender written notice of any event that constitutes, or with the giving of notice or passage of time could constitute, a termination event or Event of
              Default hereunder.

       4.5    The Parent hereby guarantees payment of any amount payable by
              Borrower to the Lender hereunder.

5      EVENT OF DEFAULT

       For purposes of the this agreement, the following shall constitute an event of default (hereinafter "EVENT OF DEFAULT"):

       o      if Borrower does not make the Repayment as provided for in
              Sections 3.1, 3.2 or 4.3 above, or

       o      in case of a merger, acquisition, sale of voting control, sale of new shares, sale of substantially all of the assets of the Parent in which the Shareholders have voted against such transaction, or

       o      in case the Borrower or its Parent (or a creditor on behalf of
              Borrower or its Parent) is insolvent or files for bankruptcy, insolvency, composition or similar proceedings or any such proceeding is initiated or the application for
              bankruptcy/insolvency proceedings against the Borrower is rejected due to lack of assets, or

       o      in case Borrower or its Parent is in default under its existing bank arrangements and the banks either commence legal proceedings to enforce their claims against Borrower, or its Parent, or the banks start to realize and/or enforce the security granted by or on behalf of the Borrower or its Parent under the existing bank arrangements.

6      NO SET-OFF OR WITHHOLDING.

       Any rights of set-off or withholding (Aufrechnungs- oder
       Zuruckbehaltungsrechte) of the Borrower in relation to claims of the
       Lender under this Loan Agreement shall be excluded.

7      MISCELLANEOUS

       7.1    Borrower shall reimburse Lender for reasonable legal fees, due diligence costs and out-of-pocket expenses incurred in accordance with customary practice in connection with the conclusion of this
              Agreement, which fees, costs and expenses shall not exceed
              US$15,000.

       7.2    This Agreement shall be governed by German law.

       7.3    Changes and amendments to this Agreement shall be valid only if made in writing. This shall also apply to this Section 7.3.

       7.4    The courts of Frankfurt am Main shall have exclusive jurisdiction for all disputes out of or in connection with this Agreement.

       7.5    Neither this Agreement nor any rights and obligations hereunder may be assigned without the prior written approval of the Lender.

       7.6    This agreement is subject to the condition precedent that Closing has occurred.

       7.7    For the avoidance of doubt the parties confirm that there shall be no gross-up in case any withholding taxes are applicable to the payments provided for herein.

       7.8    The Lender, Borrower and Parent hereby acknowledge and agree that this Amended and Restated Loan Agreement amends and restates in its entirety that certain Loan Agreement among the Lender,
              Borrower and Parent dated October 5, 2004, and that such Loan
              Agreement shall have no further force or effect following the execution and delivery of this Amended and Restated Loan
              Agreement.

Munich/Parsippany, March 29, 2005

/s/ Mohammed Ameen, Director                         /s/ Cyrille Damany
------------------------------                       --------------------------
INVESTCORP TECHNOLOGY VENTURES, L.P.                 Willtek Communications GmbH
by ITV Limited, as General Partner of Investcorp
Technology Fund Limited Partnership, its General Partner

/s/ Paul Genova
-----------------------------
Wireless Telecom Group Inc.